EXHIBIT 4.1

       Big Dog Holdings, Inc. - $3,000,000 Revolving Note - March 1, 2004
                            REVOLVING PROMISSORY NOTE
                            VARIABLE RATE OF INTEREST

$3,000,000.00                                            March 1, 2004

FOR VALUE RECEIVED, the undersigned unconditionally promises to pay on March 1, 2006, to the order of ISRAEL DISCOUNT BANK OF NEW YORK (hereinafter the "Bank"), at the Bank's office at 9401 Wilshire Blvd., Suite 600, Beverly Hills, California 90212, or at any other place designated in writing by the undersigned hereof, the principal amount of Three Million Dollar and No Cents (US$3,000,000.00) or, so much thereof as is advanced (the "Advances") and remains outstanding hereunder on the date due, together with interest thereon at the times and rates specified herein. All advances and payments made in connection with this Note may be recorded from time to time by the Bank on the reverse side hereof, on an attachment hereto or in its general business records. Each such record of any advance hereunder shall be presumptive evidence that the advance was made by the Bank to the undersigned.

The principal sum of each advance made hereunder, as the case may be, shall bear interest from the date made until paid in full, at a fluctuating rate per annum equal to One ( 1.00 %) percent above the Prime Rate of the Bank and which shall change when and as the Prime Rate changes, calculated on the basis of a 360-day year and actual number of days elapsed (but in no event in excess of the maximum rate permitted by applicable law). "Prime Rate" shall mean the rate which the Bank announces from time to time as its prime lending rate, in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest, the best or a favored rate actually charged to any customer. Any change in such rate of interest shall be effective as of the opening of business on the date the change in the prime loan rate of the Bank occurs, without prior notice to the undersigned. Such interest is to be payable monthly commencing April 1, 2004, and continuing on the same day of each month until maturity date.

The Prime Rate of the Bank in effect on the date of this Note is four percent (4.00%) per annum. All payments hereunder shall be made in lawful money of the United States and in immediately available funds. Any extension of time for the payment of the interest or principal of this Note resulting from the due date falling on a Saturday, Sunday or legal holiday shall be included in the computation of interest.

Interest from and after maturity (whether as originally stated or by acceleration) shall be at the rate per annum equal to 5% above the rate charged hereunder on the date of such maturity or renewal or demand or if such rate shall not be lawful with respect to the undersigned, at the highest lawful rate then in effect. Any interest not paid when due hereunder shall be added to the principal amount of this Note and shall bear interest from its due date at the applicable interest rate specified herein.

The undersigned shall give the Bank telephonic or fax notice of each requested Advance to be made under this Note by at least one o'clock p.m., Pacific Standard Time, on the date of borrowing, to be followed by prompt written confirmation thereof delivered to the Bank, which notice shall specify the date of borrowing and the principal amount thereof. The Bank shall be entitled to rely upon any such telephonic notice and the undersigned hereby agrees to indemnify the Bank against any claims, liabilities, losses and expenses ensuing from such reliance.

This note evidences a revolving line of credit. Subject to the terms and conditions hereof and the terms and conditions set forth in the Bank's letter dated February 23, 2004, to the undersigned (as attached), and any agreement in writing between the Bank and the undersigned, the undersigned may borrow, repay in whole or in part, and reborrow on a revolving basis, up to the maximum amount of this Note.

If any amount payable on this Note shall not be paid when due, THEN this Note and the principal of and accrued interest on each Advance evidenced hereby shall, unless the Bank shall otherwise elect, become forthwith due and payable in full, without protest, presentment, notice or demand, all of which are expressly waived by the undersigned.

The undersigned and its subsidiaries, represent and warrant that: (1) Event of Default (as hereinafter defined) has occurred and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute an Event of Default; (2) the undersigned shall not use any part of the proceeds of any Advance made hereunder to purchase or carry any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any margin stock; and (3) on the occasion of each Advance hereunder all representations and warranties contained herein or otherwise made in writing in connection herewith shall be true and correct and with the same force and effect as though such representations and warranties had been made on and as of the date of the making of each such Advance.

Upon the occurrence of any of the following  specified events of default
(each an "Event of Default"): (l) default by the undersigned in making any payment of principal, interest, or any other amount payable under this Note when due; or (2) default by the undersigned and any of its subsidiaries, in the due payment of any indebtedness for borrowed money or in the observance or performance of any covenant or condition contained in any agreement or instrument evidencing, securing, or relating to any such indebtedness, and continuance of any such default for a period sufficient to cause or permit the acceleration of the maturity thereof; or (3) default in the observance or performance of any other agreement of the undersigned set forth herein and continuance of any such default for thirty (30) days after notice thereof to the undersigned; or (4) any representation or warranty made by the undersigned herein or in any certificate furnished by the undersigned pursuant to the provisions hereof, proves untrue in any material respect; (5) the undersigned or any of its subsidiaries becomes insolvent or bankrupt, is generally not paying its debts as they become due, or makes an assignment for the benefit of creditors, or a trustee or receiver is appointed for the undersigned or for the greater part of the properties of the undersigned with the consent of the undersigned, or if appointed without the consent of the undersigned, such Trustee or Receiver is not discharged within thirty (30) days, or bankruptcy, reorganization, liquidation or similar proceedings are instituted by or against the undersigned under the laws of any jurisdiction, and if instituted against the undersigned are consented to by it or remain undismissed for thirty (30) days, or a writ or warrant of attachment or similar process shall be issued against a substantial part of the property of the undersigned and shall not be released or bonded within thirty (30) days after levy; then, in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the principal and the accrued interest in respect of each Advance under this Note shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the undersigned.

The Bank may assign, transfer and/or deliver to any transferee this Note. No delay on the part of the Bank in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. The rights, remedies, and benefits herein expressly specified are cumulative and not exclusive of any rights, remedies or benefits which the Bank may otherwise have.
The undersigned hereby waives demand, presentment, notice of dishonor and protest of all instruments included in or evidencing the Note and any and all other notices and demands whatsoever, whether or not relating to any such instrument.

THE UNDERSIGNED IN ANY LITIGATION (WHETHER OR NOT ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LIABILITIES) IN WHICH THE UNDERSIGNED AND THE BANK SHALL BE ADVERSE PARTIES, HEREBY WAIVES THE RIGHT TO TRIAL BY JURY AND THE RIGHT TO INTERPOSE ANY DEFENSE, SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION.

No provision hereof shall be modified or limited except by a written instrument signed by the Bank expressly referring hereto and to the provision so modified or limited. The undersigned, if more than one, shall be jointly and severally liable hereunder and all provisions hereof regarding the Note of the undersigned shall apply to any Note of any or all of them. This Note and the provisions hereof are to be binding upon the heirs, executors, administrators, assigns or successors of the undersigned; they shall continue in force and effect notwithstanding any change in any partnership party hereto, whether such change occurs through death, retirement or otherwise.

The undersigned hereby consents to the in personam jurisdiction of any state or federal court sitting in the County of Los Angeles, State of California, in connection with any claim arising with respect to this Note or any of the liabilities. In the event any such action is commenced in any such court, service of process may be made on the undersigned by mailing a copy thereof to it at the address then reflected in the Bank's records.
This Note and the provisions hereof are to be construed according to and governed by the laws of the State of California.

                                            BIG DOG HOLDINGS, INC.,
                                            a Delaware Corporation ("Borrower")

                                                By:
                                                Name:
                                                Title:

DUE: March 1, 2006

Accepted by:
ISRAEL DISCOUNT BANK OF NEW YORK ("Bank" or "Lender")

By:
Name:
Title:


By:
Name:
Title: